UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2009

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed in a Form 8-K filed on June 19, 2009, Beacon Power Corporation (the “Company”) entered into a first amendment (the “First Amendment”) to that certain Common Stock Purchase Agreement dated as of February 19, 2009 between the Company and Seaside 88, LP (the “Original Agreement”, and as amended by the First Amendment, the “Agreement”).  Under the Agreement, Beacon is required to issue and Seaside to buy 1,500,000 shares of Beacon Common Stock twice each month at closings on the 5th day and 20th day of each month thereafter (or if that day is not a business day, then on the next business day) at a purchase price equal to 86% of Beacon Common Stock’s volume weighted average trading price over the ten trading day period immediately preceding each closing, but in no event below $0.20 per share.  However, in no event shall the Company issue and sell pursuant to the Agreement (including amounts already sold), an aggregate number of shares of Common Stock having an aggregate purchase price in excess of $18,000,000.  The First Amendment clarifies that the initial period of six closings under the Original Agreement will end at the closing scheduled for the first business day following July 5, 2009.  The Company has elected to exercise its option to extend the Agreement for six additional semi-monthly closing dates over a period scheduled to end with the October 5, 2009 closing date.  The Agreement also gives the Company an additional option, exercisable in its sole discretion, to extend the Agreement for an additional period covering six further semi-monthly closings under the conditions described in the Agreement.

Pursuant to the Agreement, the Company will issue, and Seaside will purchase, 1,500,000 shares of common stock on July 6, 2009 at a price per share of $0.74562, for gross proceeds of $1,118,430.  The price per share is equal to the daily volume weighted average trading price for the ten consecutive trading days immediately preceding the closing date, multiplied by 86%.  In addition, the Company will pay Seaside $9,000 in non-accountable expenses.  This represents the sixth closing under the Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of Edwards Angell Palmer & Dodge LLP

23.2	Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: July 6, 2009	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit
   No.          Description

5.1                      Opinion of Edwards Angell Palmer & Dodge LLP

23.2                    Consent of Edwards Angell Palmer & Dodge LLP (contained in Exhibit 5.1)